Exhibit 99.1

Odysight.ai Reports Financial Results for the First Half of 2026 and Provides Business Update

Ramat Gan, Israel, August 13, 2026 – Odysight.ai Inc. (NASDAQ/TASE: ODYS), a leader in AI-powered visual sensing and predictive maintenance (PdM) solutions for the aerospace, defense, and industrial markets, today announces its financial results for the first half of 2026, and provides a business update.

Key Highlights

●	Following the recently announced agreements, Backlog[1] of $16.45 million as of the date of this release, up from $14.1 million as of June 30, 2026.

●	Cash balance[2] of approximately $17.6 million as of June 30, 2026, no debt.

●	Received first purchase order from Boeing to showcase its AI-powered PdM solution at two Boeing sites (August 2026). The purchase order marks the start of a direct OEM relationship, creating a potential pathway to a broader integration across Boeing’s rotorcraft and its defense portfolio at large. Revenue under the Boeing purchase order is expected to be recognized as program milestones are delivered, with the majority anticipated within the next twelve months.

●	Received purchase order from Elbit Systems on behalf of the Israeli Ministry of Defense for deployment of our solution. The purchase order expands Odysight.ai’s operational portfolio and may lead to wide deployment across the Israeli Defense Forces upon successful completion.

●	Received purchase order from Honeywell Aerospace APU Division for a proof-of-concept (PoC) collaboration to evaluate Odysight.ai’s solution across its Auxiliary Power Units (APU) portfolio. Initial work will focus on the APU air intake, a high-exposure area, with a potential path, subject to successful results, to expand across the broader APU assembly.

●	Announced successful first U.S. test flights on a UH-60 Black Hawk helicopter in partnership with XP Services, advancing domestic certification and commercialization pathways within the U.S. defense industry.

●	Signed a Cooperative Research and Development Agreement (CRADA) with the Naval Air Warfare Center Aircraft Division Lakehurst (NAWCAD), part of the U.S. Navy. Focusing initially on carrier arresting cables, the project is set to be delivered in the coming months. Once completed, it has the potential for expansion into global land-based arresting cables, fixed and rotary wing aircraft, ground vehicles, and additional platforms.

Yehu Ofer, Chief Executive Officer of Odysight.ai commented:

“The first half of 2026 was defined by the high caliber of the customers choosing to work with us. Receiving our first direct purchase order from Boeing is a significant commercial milestone in the Company’s history. It moves us from supplying national air forces to working directly with the OEM that builds and supports the platforms themselves, at Boeing’s own sites and on Boeing’s own equipment. We believe this order could serve as the foundation for a broader relationship across Boeing’s rotorcraft, commercial, and defense portfolios, with potential pathways into U.S. Department of War programs and manufacturing applications. Together with the proof-of-concept order from Honeywell Aerospace for its APU portfolio, we are now engaged with two of the largest names in aerospace.

Alongside these OEM relationships, we continued to build our position with end users. We completed the first U.S. test flights of our system on a UH-60 Black Hawk with XP Services, signed a CRADA with the U.S. Navy’s NAWCAD covering carrier arresting cables, and received a further purchase order from Elbit Systems on behalf of the Israeli Ministry of Defense. Each of these programs is structured to lead to potentially wider deployment on successful completion, and together they give us multiple routes into the U.S. and Israeli defense markets.”

Einav Brenner, Chief Financial Officer of Odysight.ai added:

“Revenues for the first half of 2026 were $0.5 million. Backlog increased from $14.1 million as of June 30, 2026 to $16.45 million. Our first half revenues reflected the timing of order execution rather than the level of demand and, as stated in our earnings release for the first quarter of 2026, we expect revenues to be weighted towards the second half of the year as existing orders convert into deliveries based on current delivery schedules and customer timelines.

We ended the first half of 2026 with approximately $17.6 million in cash and no debt. Operating expenses during this period were broadly flat against last year and net loss for the period was $9.5 million. We began implementing efficiency steps during the first quarter of 2026 and these measures helped mitigate the negative effect of changes in the USD/NIS exchange rate.

We continue to invest in our U.S. and European commercial activities and deliveries, and remain focused on managing our cost base with discipline while funding the programs that we believe will drive the business over the medium term.”

1 Backlog is measured and defined differently by companies within our industry. We refer to “backlog” as our booked orders based on purchase orders or hard commitments but not yet recognized as revenue. Backlog is not a comprehensive indicator of future revenue and is not a measure of profitability. Orders included in backlog may be cancelled or rescheduled by customers. A variety of conditions, both specific to the individual customer and generally affecting the customer’s industry, may cause customers to cancel, reduce or delay orders that were previously made or anticipated. Projects may remain in backlog for extended periods of time.

2 Including cash, cash equivalents, short-term deposit and restricted cash.

Financial highlights for the six months ended June 30, 2026.

Revenues were $0.5 million, compared to approximately $2.4 million for the six months ended June 30, 2025.

The decrease in revenues was primarily attributable to $1.86 million first quarter 2025 revenues from a Fortune 500 medical company customer. This decrease included the full derecognition of a $1.690 million contract liability that had been recognized during the first quarter of 2025.

Backlog1 was $14.1 million as of June 30, 2026, and approximately $16.45 million as of the date of this release.

Cost of Revenues was $0.3 million for the six months ended June 30, 2026, compared to $1.8 million for the six months ended June 30, 2025. The decrease in cost of revenues is consistent with the decrease in revenues and primarily attributable to the same factors.

Gross Profit was $0.2 million for the six months ended June 30, 2026, compared to gross profit of $0.7 million for the six months ended June 30, 2025.

Operating expenses were approximately $10.0 million for the six months ended June 30, 2026, compared to approximately $9.7 million for the six months ended June 30, 2025.

The increase in operating expenses was primarily driven by the expansion of the Company’s operations, enhanced global selling and marketing activities, including efforts to penetrate new markets and verticals and increase product visibility, and the effect of changes in the USD/NIS exchange rate, partially offset by expenses related to our fundraising and uplisting to Nasdaq, which occurred during the first quarter of 2025, and a decrease in stock-based compensation.

Net loss was approximately $9.5 million for the six months ended June 30, 2026, compared to approximately $8.3 million for the six months ended June 30, 2025.

Cash Balance2 as of June 30, 2026 was approximately $17.6 million.

About Odysight.ai

Odysight.ai, incorporated in Nevada U.S., with European and Israeli subsidiaries, is pioneering the Predictive Maintenance (PdM) and Condition Based Monitoring (CBM) markets with its visualization and AI-powered visual sensing. Providing video sensor-based solutions for critical systems in the aviation, transportation, and energy industries, Odysight.ai leverages proven visual technologies and products from the medical industry. Odysight.ai’s unique video-based sensors, embedded software, and AI algorithms are being deployed in hard-to-reach locations and harsh environments across a variety of PdM and CBM use cases. Odysight.ai’s platform allows maintenance and operations teams visibility into areas that are otherwise inaccessible during normal operation, or where the operating ambience is not suitable for continuous real-time monitoring.

We routinely post information that may be important to investors in the Investors section of our website. For more information, please visit: http://www.odysight.ai or follow us on X (formerly Twitter) , LinkedIn and YouTube.

Backlog

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Backlog is presented for supplemental informational purposes only, and is not intended to be a substitute for any GAAP financial measures, including revenue or net income (loss), and, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. In addition, backlog should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Therefore, backlog should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

Forward-Looking Statements

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, expectations regarding monetization and revenue recognition of backlog and improvements in financial performance, as well as statements regarding long-term growth prospects. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) our ability to scale up our operations, including market acceptance and large-scale adoption of our vision-based sensor products, (ii) the amount and timing of future sales and our long and unpredictable sales cycles, (iii) our ability to maintain product quality and performance at an acceptable cost and meet technical and quality specifications, (iv) our ability to accurately estimate the future supply and demand for our solutions and changes to various factors in our supply chain, (v) the market for adoption of vision-based sensor technologies, (vi) compliance with existing laws and regulations and regulatory developments in the United States, Israel, and other jurisdictions, including trade control laws, export authorizations and safety regulations, (vii) our plans and ability to obtain, maintain, and protect intellectual property rights, including extensions of patent terms, and our ability to avoid infringing the intellectual property rights of others, (viii) the need to hire additional personnel and our ability to attract and retain such personnel, including key members of our senior management, (ix) our estimates regarding expenses, backlog, future revenue, capital requirements and need for additional financing, (x) our dependence on third parties, including suppliers and strategic partners, (xi) our dependence on a limited number of customers for a substantial portion of our revenues, and the impact if order volumes from existing or anticipated customers do not meet expectations (xii) our financial performance and history of operating losses, (xiii) the growth of regulatory requirements and incentives, (xiv) the incorporation of artificial intelligence, or AI, and machine learning, or ML, into our products, (xv) risks related to product liability claims or product recalls, (xvi) cybersecurity risks and potential data security breaches, (xvii) the overall global economic environment and trade tensions, including the adoption or expansion of economic sanctions, tariffs or trade restrictions, (xviii) challenges and risks related to sales to government entities and highly regulated organizations, (xix) the impact of competition and new technologies, (xx) limitations and exclusivity provisions in our customer agreements and restrictions on the use of intellectual property, (xxi) our ability to ensure that our solutions interoperate with a variety of hardware and software platforms, (xxii) our plans to continue to invest in research and develop technology for new products, (xxiii) our plans to potentially acquire complementary businesses, (xxiv) the impact of future pandemics on our business and on the business of our customers, (xxv) fluctuations in foreign currency exchange rates, (xxvi) security, political and economic instability in the Middle East that could harm our business, including due to the security situation in Israel; and military conflicts with Iran and terrorist organizations, (xxvii) the increased expenses and requirements associated with being a listed public company on the Nasdaq Capital Market, or Nasdaq, and (xxviii) risks associated with our dual listing on the Tel Aviv Stock Exchange, or the TASE, including price volatility, liquidity and regulatory requirements. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 19, 2026, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@odysight.ai

Investor Relations Contact:

Miri Segal

MS-IR LLC

msegal@ms-ir.com

Tel: +1-917-607-8654

ODYSIGHT.AI INC.

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2026	2025
	Unaudited
	USD in thousands
Assets

CURRENT ASSETS:
Cash and cash equivalents	17,220	25,677
Restricted cash	-	333
Short-term deposit	333	-
Accounts receivable	677	278
Unbilled receivables	682	615
Inventory	244	50
Other current assets	754	549
Total current assets	19,910	27,502

NON-CURRENT ASSETS:
Property and equipment, net	249	346
Operating lease right-of-use assets	806	739
Severance pay asset	318	296
Other non-current assets	96	96
Total non-current assets	1,469	1,477

TOTAL ASSETS	21,379	28,979

Liabilities and shareholders’ equity

CURRENT LIABILITIES:
Accounts payable	448	480
Contract liabilities	342	165
Operating lease liabilities - short term	588	511
Accrued compensation expenses	1,586	1,400
Related parties	113	115
Other current liabilities	346	327
Total current liabilities	3,423	2,998

NON-CURRENT LIABILITIES:
Operating lease liabilities - long term	246	259
Liability for severance pay	318	296
Total non-current liabilities	564	555

TOTAL LIABILITIES	3,987	3,553

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value; 300,000,000 shares authorized as of June 30, 2026 and December 31, 2025, 16,806,905 and 16,357,327 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	17	17
Additional paid-in capital	89,889	88,418
Accumulated deficit	(72,449)	(63,009)
TOTAL SHAREHOLDERS’ EQUITY	17,392	25,426

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	21,379	28,979

ODYSIGHT.AI INC.

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Six months ended June 30,		Three months ended June 30,
	2026	2025	2026	2025
	Unaudited
	USD in thousands

REVENUES	502	2,427	420	362
COST OF REVENUES	322	1,756	261	229
GROSS PROFIT	180	671	159	133
RESEARCH AND DEVELOPMENT EXPENSES	4,797	4,843	2,240	2,356
SALES AND MARKETING EXPENSES	1,883	1,024	921	628
GENERAL AND ADMINISTRATIVE EXPENSES	3,369	3,802	1,529	1,587
OPERATING LOSS	(9,869)	(8,998)	(4,531)	(4,438)
FINANCING INCOME, NET	364	658	207	363
NET LOSS AND COMPREHENSIVE LOSS	(9,505)	(8,340)	(4,324)	(4,075)